AMENDMENT TO THE
FUND SERVICING AGREEMENT

THIS AMENDMENT, dated as of the last date on the signature block, to the Fund Servicing Agreement dated as of September 9, 2020, as amended (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the Trust and Fund Services (the “Parties”) have entered into the Agreement; and
WHEREAS, the Parties desire to amend the Agreement to update the Appendix to add the Jensen Quality Growth ETF (the “Fund”) to the Agreement and to add the corresponding fee schedule applicable to the Fund as Exhibit G to the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both Parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the Parties agree as follows:

1.The Appendix of the Agreement is hereby superseded and replaced in its entirety with the Amended Appendix attached hereto.

2.The Exhibit G attached hereto is hereby added to the Agreement.

This Amendment will become effective upon the commencement of operations of the Funds. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TRUST FOR PROFESSIONAL MANAGERS	US BANCORP FUND SERVICES, LLC

By: /s/ John P. Buckel	By: /s/ Gregory Farley
Name: John P. Buckel	Name: Gregory Farley
Title: President	Title: Sr. Vice President
Date: 7/1/2024	Date: July 1, 2024

Amended Appendix

Name of Fund	Corresponding Exhibit
Mairs & Power Minnesota Municipal Bond ETF Mairs & Power Growth Fund Mairs & Power Balanced Fund Mairs & Power Small Cap Fund	Exhibit A
CrossingBridge Pre-Merger SPAC ETF	Exhibit B
Convergence Long/Short Equity ETF	Exhibit C
ActivePassive U.S. Equity ETF ActivePassive International Equity ETF ActivePassive Core Bond ETF ActivePassive Intermediate Municipal Bond ETF	Exhibit D
Column Mid Cap Select Fund Column Mid Cap Fund Column Small Cap Fund Column Small Cap Select Fund	Exhibit E
Performance Trust Short Term Bond ETF	Exhibit F
Jensen Quality Growth ETF	Exhibit G

Exhibit G to the Fund Services Agreement

Jensen Quality Growth ETF

Fund Start-up & Registration Services Project Fee Schedule

Regulatory Administration Service Proposal - In support of external legal counsel
(Subject to services provided; if applicable)
New fund launch; $_____ per fund or as negotiated

$ - Additional fee per sub-adviser for 2 or more sub-advisers
Above fees are applicable when all new funds are registered in same statutory prospectus.
(Excludes Trust counsel fee; subject to services provided, if applicable)

Note: External legal costs are included in the above fee, unless otherwise stated, for the first fund(s) launched by adviser. Additional reviews by Trust counsel for extraordinary circumstances are billed at cost.
Additional Regulatory Administration Services
■$ - per fund or as negotiated - Subsequent new fund launch
■Drafting SEC exemptive order application for required relief Negotiated fee
Ongoing Annual Regulatory Administration Services
Add the following for regulatory administration services in support of external legal counsel, including annual registration statement update and drafting of supplements
■$ - for each additional active or inactive funds in same statutory prospectus
■Additional projects such as new share class launch, multi-managed funds, SEC exemptive order applications, expedited filings, asset conversion, and proxies - as negotiated upon specific requirements
■Above fees are applicable when all new funds are registered in the same statutory prospectus

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
■Postage, if necessary
■Federal and state regulatory filing fees
■Expenses from Board of Trustee meetings
■Third party auditing
■EDGAR/iXBRL filing
■All other Miscellaneous expenses

Fund startup and registration services project fee is paid for by the adviser and not the Fund(s). This non-refundable fee is not able to be recouped by the adviser under the expense waiver limitation or similar agreement. Fund startup and registration fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC.

Base Fee for Accounting, Administration, Transfer Agent & Account Services

The following reflects the greater of the basis point fee or annual minimum where Jensen Investment Management, Inc (the "Adviser") acts as investment adviser to the fund(s) in the same registered investment company.
Fund Administration Annual Minimum per Fund¹    Basis Points on Trust AUM¹
Funds 1 – 5 $ - WAIVED            ___ on Net Assets per fund
Funds 6-10 $ - WAIVED
Funds 11+ $ - WAIVED

Fund Accounting Annual Minimum per Fund
$ on first $
___ bps on the next $-
___ bps on the balance

Transfer Agent Annual Minimum per Fund $- per fund

See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

¹ Subject to annual CPI increase - All Urban Consumers - U.S. City Average index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly

APPENDIX A - Accounting, Administration, Transfer Agent & Account Services (in addition to the Base Fee)
Pricing Services

For daily pricing of each securities (estimated 252 pricing days annually)

■$ - Listed Instruments and rates which may include but are not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
■$ - Lower Tier Cost Fixed Income Instruments which may include but are not limited to: Domestic Corporate, Governments and Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
■$ - Higher Tier Cost Fixed Income Instruments which may include but are not limited to: CMO and Asset Backed Securities, Money Market Instruments, Foreign Corporates, Government and Agency Bonds, and High Yield Bonds.
■$ - Bank Loans
■$ - Intraday money market funds pricing, up to 3 times per day
■$ - per Month Manual Security Pricing (>25 per day)

■Derivative Instruments are generally charged at the following rates:
●$ -- Interest Rate Swaps, Foreign Currency Swaps
●$ - Swaptions
●$ - Credit Default Swaps

Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDO and complex derivative instruments, which may result in additional swap setup fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements
Corporate Action Factor Services
Fee for ICE data used to monitor corporate actions
■$ - per Foreign Equity Security per Month
■$ - per Domestic Equity Security per Month
■$ - per CMOs, Asset Backed, Mortgage Backed Security per Month
Trust Chief Compliance Officer Annual Fee
■$ - for the first fund (subject to Board approval)
■$ - for each additional fund 2-5 (subject to change based on Board review and approval)
■$ - for each fund over 5 funds
■$ - per sub-adviser per fund (capped at $___ per sub-adviser over the fund complex)

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Per adviser relationship, and subject to change based upon board review and approval.

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
■$ - per security per month for fund administrative
SEC Modernization Requirements
■$ - per year, per Fund - Form N-PORT
■$ - per year, per Fund - Form N-CEN
Section 15(c) Reporting
■$ - per fund per standard reporting package*
■Additional 15(c) reporting is subject to additional charges
■Standard data source - Morningstar; additional charges will apply for other data services

*Standard reporting packages for annual 15(c) meeting
●Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
●Performance reporting package: Peer Comparison Report
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

APPENDIX B - OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
■$ - per fund per year - Base fee
■$ -per fund group - Setup
Section 18 Daily Compliance Testing (for derivatives and leverage)
■$ - set up fee per fund complex
■$ - per fund per month
C- Corp Administrative Services
■$ - plus U.S. Bank Fee Schedule - 1940 Act C-Corp
■$ - plus U.S. Bank Fee Schedule - 1933 Act C-Corp
Controlled Foreign Corporation (CFC)
■$ - plus U.S. Bank Fee Schedule
Fees for Special Situations:
■Fee will be assessed.
Rule 2a-5 Reporting (valuation reporting and support):
■$ - per fund
Customized delivery of data:
■TBD
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services
■$ - per year - Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs)
■$ -per additional estimate - Additional Capital Gain Dividend Estimates - (First two included in core services)
■$ - per additional return - State tax returns - (First two included in core services)
Tax Reporting - C-Corporations
Federal Tax Returns
■$ - Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis)
■Included in the return fees - Prepare Federal and State extensions (If Applicable)

■$ - Per estimate - Prepare provision estimates
State Tax Returns
■$ - per state return - Prepare state income tax returns for funds and blocker entities
●$ - per state return - Sign state income tax returns
■Assist in filing state income tax returns- Included with preparation of returns
■$ - per fund - State tax notice consultative support and resolution

Fees are calculated pro rata and billed monthly

Adviser’s signature below acknowledges approval of the fee schedule on this Exhibit G.

Jensen Investment Management, Inc
By: /s/ Gabriel L. Goddard
Printed Name and Title: Gabriel L. Goddard - Managing Director
Date: June 17, 2024